 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 25, 2016

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of the Registrant (the “Annual Meeting”) was held in Deerfield, Illinois on Wednesday, May 25, 2016.
(b)	The following matters were voted on by the Registrant’s stockholders at the Annual Meeting and received the following votes:
1.	Proposal 1 – Election of Three Class III Directors to serve for a three-year term expiring in 2019:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan J. Riley	34,180,605	251,983	1,049,429
Alexander M. Schmelkin	34,182,316	250,272	1,049,429
Alex D. Zoghlin	34,181,992	250,596	1,049,429
2.	Proposal 2 – A proposal to ratify the selection of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for 2016:

	Votes For	Votes Against	Abstentions
No. of Shares	35,115,855	351,525	14,637
3.	Proposal 3 – An advisory (nonbinding) vote on the compensation of the Registrant’s named executive officers:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
No. of Shares	33,346,714	877,830	208,044	1,049,429
(c)	Not applicable
(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENDANT INC.
Date: May 31, 2016	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary